Exhibit 99.1

Transphorm Announces Fiscal 2024
Third Quarter Results and Provides Business Update

GOLETA, Calif.—February 14, 2024—Transphorm, Inc. (NASDAQ: TGAN)—a global leader in GaN, the future of next generation power systems, announced today its financial results for the third quarter of its fiscal year ending March 31, 2024 (“Q3 Fiscal 2024”).

•On January 10, 2024, Transphorm announced that it entered into a definitive agreement to be acquired by a subsidiary of Renesas Electronics Corporation. The transaction values Transphorm at approximately $339 million.

Key Business Highlights
•Reported total revenue of $4.7 million for Q3 Fiscal 2024, an increase of 4.0% over the same quarter last year and a decrease of 6.8% from the prior quarter.
•Product revenue was $3.2 million in the quarter, a decrease of 20% from the same quarter last year and a decrease of 11% from the prior quarter, owing to short term demand pushouts. Government revenue was $1.5 million in the quarter, an increase of 180% from the same quarter last year and flat with the prior quarter. Gross margin in the quarter was 1.6%, compared to (59.4)% in the same quarter last year and 23.4% in the prior quarter - Margins in the current quarter were impacted by a $250K Consumption tax adjustment and $170K in non-recurring scrap.
•Raised $3.0 million through the exercise of existing warrants and $2.1 million of short-term debt.

High Power Segment Update – Continued Leadership of Transphorm in GaN
•Increased total design-ins for higher power (300 watt – 7.5 kilowatt) to over 120 (with over 35 in production), an increase of 20% from the Company’s previous update in November 2023.
•Announced two new SuperGaN devices in a 4-lead TO-247 package, a drop-in replacement for SiC FETs and offering a 35 mOhm and 50 mOhm on-resistance and a benefit of more efficient, switching capabilities with 25% lower energy losses in recent internal tests, increasing socket penetration opportunities with new and existing solutions.
•Announced a collaboration with Allegro MicroSystem’s AHV85110 Isolated Gate Driver and Tranpnshorm’s SuperGaN FETs to increase GaN power system performance for high power applications, using our just released 650V / 70 mOhm TOLL device.
•Launched three Transphorm FETs in surface mount devices (SMD) TOLL packages supporting higher power applications for power hungry AI applications, server power, energy and industrial markets, positioning GaN as optimal devices for these kilo-watt class power hungry applications and proving its high voltage-high power dynamic reliability.
•Launched the SuperGaN TOLT FET, the industry’s first top-sided cooled surface mount GaN device in the JEDEC-standard (MO-332) TOLT Package delivering superior thermal and electrical performance for computing, AI, energy, and automotive power systems.
•Released two battery charger reference designs for electric vehicle (“EV”) charging applications, ideal for two- and three-wheeled EVs.

•On track for 1200V engineering samples by middle of calendar year 2024.

Low Power Segment Update – Transphorm Enables Superior Performance
•Increased total design-ins for power adapters and fast chargers (< 300 watt) to over 125 (with over 30 in production), an increase in ongoing design-ins of 8% from the Company’s previous update in November 2023.
•Announced with Weltrend Semiconductor Inc., a 100-watt USB-C PD power adapter reference design, using Transphorm’s SuperGaN System-in-Package, WT7162RHUG24A, to achieve 92.7% efficiency in a Quasi-resonant flyback topology.

Primit Parikh, Transphorm’s CEO and Co-Founder, commented, “While our third quarter product revenue decreased marginally on a sequential basis, we continued to experience strong momentum in building our revenue pipeline and securing design-ins. During the third quarter, we successfully launched several new high power products and two key reference designs targeted for EV two- and three-wheeler market”.

Q3 Fiscal 2024 Financial Results

Revenue was $4.7 million for Q3 Fiscal 2024, a decrease of $0.3 million, or 6.8%, compared to $5.0 million in the prior quarter and an increase of $0.2 million, or 3.9%, compared to $4.5 million for the same period in 2022 (“Q3 Fiscal 2023”).

Operating expenses were $9.0 million in Q3 Fiscal 2024, compared to $7.7 million in the prior quarter and $7.2 million in Q3 Fiscal 2023 driven largely by legal expenses related to the definitive agreement with Renesas. Q3 Fiscal 2024 operating expenses consisted of R&D expenses of $2.8 million and SG&A expenses of $6.2 million. Operating expenses on a non-GAAP basis were $7.3 million in Q3 Fiscal 2024, compared to $6.4 million in the prior quarter and $6.0 million in Q3 Fiscal 2023.

Net loss for Q3 Fiscal 2024 was ($10.0) million, or ($0.20) per share, compared to net loss of ($7.1) million, or ($0.12) per share, in the prior quarter, and net loss of ($10.5) million, or ($0.18) per share, in Q3 Fiscal 2023. On a non-GAAP basis, adjusted EBITDA for Q3 Fiscal 2024 was ($6.9) million, or ($0.11) per share, compared to non-GAAP adjusted EBITDA of ($5.0) million, or ($0.08) per share, in the prior quarter, and non-GAAP adjusted EBITDA of ($8.5) million, or ($0.15) per share, in Q3 Fiscal 2023.

Cash, cash equivalents and restricted cash as of December 31, 2023, were $8.0 million.

Conference Call

Given the announcement made on January 10, 2024 regarding Transphorm’s entry into a definitive agreement to be acquired by a subsidiary of Renesas Electronics Corporation, Transphorm will not host a conference call to discuss its financial results for Q3 Fiscal 2024. For further detail and discussion of the Company's financial performance, please refer to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2023, which will be filed today with the Securities and Exchange Commission.

About Transphorm
Transphorm, Inc., a global leader in the GaN revolution, designs and manufactures high performance and high reliability GaN semiconductors for high voltage power conversion applications. Having one of the largest Power GaN IP portfolios of more than 1,000 owned or licensed patents, Transphorm produces the industry’s leading JEDEC and AEC-Q101 qualified high voltage GaN semiconductor devices. The Company’s vertically integrated device business model allows for innovation at every development stage: design, fabrication, device, and application support. Transphorm’s innovations move power electronics beyond the limitations of silicon to achieve over 99% efficiency, 50% more power density and 20% lower system cost. Transphorm is headquartered in Goleta, California and has manufacturing operations in Goleta and Aizu, Japan. For more information, please visit www.transphormusa.com. Follow us on Twitter @transphormusa and WeChat @ Transphorm GaN.

Additional Information and Where to Find It
Transphorm, Inc., its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the pending acquisition of Transphorm (the “Transaction”). Transphorm plans to file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies to approve the Transaction.

Primit Parikh, Julian Humphreys, Katharina McFarland, Umesh Mishra, Cynthia (Cindi) Moreland, Kelly Smales, and Eiji Yatagawa, all of whom are members of Transphorm’s Board of Directors, and Cameron McAulay, Transphorm’s Chief Financial Officer, are participants in Transphorm’s solicitation. The beneficial ownership of each such person, as of the date specified, appears in the table below. Additional information regarding such participants, including their direct or indirect interests in the Transaction, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. The Transaction Proxy Statement will also include information on any payments that may be owed to Transphorm’s named executive officers in a change of control of Transphorm.

Promptly after filing the definitive Transaction Proxy Statement with the SEC, Transphorm will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the Transaction. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT TRANSPHORM WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Transphorm with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of Transphorm’s definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Transphorm with the SEC in connection with the Transaction will also be available, free of charge, at the “Investors” section of Transphorm’s website (https://ir.transphormusa.com/), or by writing to Transphorm, Inc., Attention: Corporate Secretary, 75 Castilian Drive, Goleta, CA 93117.

Beneficial Ownership as of February 6, 2024
Individual	Shares Beneficially Owned (#)
Primit Parikh	566,849
Julian Humphreys	104,921
Katharina McFarland	97,424
Umesh Mishra	611,210
Cynthia (Cindi) Moreland	73,232
Kelly Smales	81,597
Eiji Yatagawa	Nil
Cameron McAulay	224,670

The amounts specified above are determined in accordance with the rules of the SEC and include securities that may be acquired within 60 days of February 6, 2024. Mr. Yatagawa is a member of the Board of Directors and serves as an executive of one or more affiliates of Kohlberg Kravis Roberts & Co. L.P. (together with its affiliates, “KKR”). KKR beneficially owns 24,724,468 shares of Transphorm’s common stock (which includes warrants exercisable for 312,500 shares of Transphorm’s common stock); Mr. Yatagawa is not deemed to beneficially own such shares.

Non-GAAP Financial Measures
This press release includes and makes reference to certain non-GAAP financial measures. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

Transphorm believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Transphorm believes that these non-GAAP financial measures provide additional insight into Transphorm’s ongoing performance and core operational activities and has chosen to provide these measures for more consistent and meaningful comparison between periods. These measures should only be used to evaluate Transphorm’s results of operations in conjunction with the corresponding GAAP measures. The non-GAAP results exclude the effect of stock-based compensation, depreciation, amortization, provision for doubtful accounts and other [non-recurring] income and expenses.

A reconciliation between GAAP and non-GAAP financial results is provided in the financial statements portion of this press release.

Forward-Looking Statements
This press release contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning the Transaction; the Company’s 5-year pipeline and anticipated future growth; and the Company’s expectations for future products, design-ins and market acceptance. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (i) the Transaction may not be completed on anticipated terms or timing, including obtaining stockholder and regulatory approvals and satisfying other conditions to the completion of the Transaction; (ii) the Transaction may involve unexpected costs, liabilities or delays; (iii) potential litigation and the outcome of any legal proceedings related to the Transaction; (iv) Transphorm’s ability to implement its business strategy; (v) significant transaction costs associated with the proposed Transaction; (vi) the risk that disruptions from the Transaction will harm Transphorm’s business, including current plans and operations; (vii) Transphorm’s ability to retain and hire key personnel; (viii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transaction; (ix) legislative, regulatory and economic developments affecting the Company’s business; (x) general economic and market developments and conditions; (xi) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect Transphorm’s financial performance; (xii) restrictions during the pendency of the Transaction that may impact Transphorm’s ability to pursue certain business opportunities or strategic transactions; (xiii) that the Company’s current forecasted cash runway, without any additional financing, may not last as long as anticipated (xiv) risks related to the Company’s operations, such as additional financing requirements, access to capital and market acceptance of its current and future products; (xv) competition; (xvi) the Company’s ability to protect its intellectual property rights; and (xvii) other risks set forth in the Company’s filings with the Securities and Exchange Commission, including under the caption “Risk Factors” and elsewhere therein. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contacts:
David Hanover
KCSA Strategic Communications
transphorm@kcsa.com

Company Contact:
Cameron McAulay
Chief Financial Officer
1-805-456-1300 ext. 140
cmcaulay@transphormusa.com

Transphorm, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	December 31, 2023	March 31, 2023
Assets
Current assets:
Cash and cash equivalents	$7,951	$15,527
Restricted cash	—	500
Accounts receivable	1,721	4,396
Inventory	10,005	8,406
Prepaid expenses and other current assets	1,275	1,859
Total current assets	20,952	30,688
Property and equipment, net	7,679	7,890
Operating lease right-of-use assets	2,311	3,033
Goodwill	1,020	1,079
Intangible assets, net	99	321
Investment in joint venture	—	715
Other assets	601	726
Total assets	$32,662	$44,452

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$9,306	$7,895
Deferred revenue	10	—
Accrued interest	—	180
Unfunded commitment in joint venture	1,296	—
Accrued payroll and benefits	1,430	1,458
Operating lease liabilities	368	404
Revolving credit facility	—	12,000
Total current liabilities	12,410	21,937
Operating lease liabilities, net of current portion	2,002	2,670
Other liabilities	—	230
Total liabilities	14,412	24,837
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	6	6
Additional paid-in capital	262,319	230,272
Accumulated deficit	(242,146)	(209,236)
Accumulated other comprehensive loss	(1,929)	(1,427)
Total Stockholders’ equity	18,250	19,615
Total liabilities and stockholders’ equity	$32,662	$44,452

Transphorm, Inc.
Condensed Consolidated Statements of Operations (unaudited)
(in thousands except share and per share data)

	Three Months Ended			Nine Months Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Revenue, net	$4,670	$5,010	$4,493	$15,563	$13,319
Cost of goods sold	4,595	3,836	7,162	12,226	14,444
Gross profit (loss)	75	1,174	(2,669)	3,337	(1,125)
Operating expenses:
Research and development	2,839	3,022	2,325	8,730	5,895
Sales and marketing	1,745	1,708	1,447	4,935	3,596
General and administrative	4,412	2,942	3,457	11,870	9,818
Total operating expenses	8,996	7,672	7,229	25,535	19,309
Loss from operations	(8,921)	(6,498)	(9,898)	(22,198)	(20,434)
Interest expense	—	—	184	8	550
Loss in joint venture	978	721	799	2,559	2,065
Other expense (income), net	102	(90)	(421)	(188)	(1,241)
Loss before tax expense	(10,001)	(7,129)	(10,460)	(24,577)	(21,808)
Tax expense	—	—	—	—	—
Net loss	$(10,001)	$(7,129)	$(10,460)	$(24,577)	$(21,808)

Deemed dividend related to warrant modification and issuance of Inducement Warrants	2,721	—	—	8,333	—
Net loss attributable to common stockholders	$(12,722)	$(7,129)	$(10,460)	$(32,910)	$(21,808)

Net loss per share - basic and diluted	$(0.20)	$(0.12)	$(0.18)	$(0.54)	$(0.38)
Weighted average common shares outstanding - basic and diluted	62,183,843	61,138,691	56,739,450	61,458,945	55,926,828

Transphorm, Inc.
Reconciliation of GAAP and Non-GAAP Financial Information (unaudited)
(in thousands except per share data)

	Three Months Ended			Nine Months Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
GAAP net loss	$(10,001)	$(7,129)	$(10,460)	$(24,577)	$(21,808)
Adjustments:
Stock-based compensation	1,509	914	1,123	4,425	2,342
Depreciation	225	269	180	691	497
Amortization	74	74	74	222	222
Provision for doubtful accounts	—	263	—	263	—
Impairment of long-lived assets	208	—	—	208	—
Total other expense, net	1,080	631	562	2,379	1,374
Total adjustments to GAAP net loss	3,096	2,151	1,939	8,188	4,435
Non-GAAP adjusted EBITDA	$(6,905)	$(4,978)	$(8,521)	$(16,389)	$(17,373)
GAAP net loss per share - basic and diluted	$(0.20)	$(0.12)	$(0.18)	$(0.54)	$(0.38)
Adjustment	0.09	0.04	0.03	0.27	0.07
Non-GAAP adjusted EBITDA per share - basic and diluted	$(0.11)	$(0.08)	$(0.15)	$(0.27)	$(0.31)
Weighted average common shares outstanding - basic and diluted	62,183,843	61,138,691	56,739,450	61,458,945	55,926,828

	Three Months Ended			Nine Months Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
GAAP operating expenses	$8,996	$7,672	$7,229	$25,535	$19,309
Adjustments:
Stock-based compensation	1,312	819	1,035	3,997	2,161
Depreciation	53	98	102	250	293
Amortization	74	74	74	222	222
Provision for doubtful accounts	—	263	—	263	—
Impairment of long-lived assets	208	—	—	208	—
Total adjustments to GAAP operating expenses	1,647	1,254	1,211	4,940	2,676
Non-GAAP operating expenses	$7,349	$6,418	$6,018	$20,595	$16,633

Transphorm, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Nine Months Ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(24,577)	$(21,808)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for inventory	332	2,810
Depreciation and amortization	913	719
Reduction in the carrying amount of right-of-use assets	396	425
Provision for doubtful accounts	263	—
Impairment of long-lived assets	208	—
Stock-based compensation	4,425	2,342
Interest cost	—	4
Gain on sale of equipment	(48)	(110)
Loss in joint venture	2,559	2,065
Changes in fair value of derivative instruments	169	75
Changes in operating assets and liabilities:
Accounts receivable	2,404	(1,221)
Inventory	(2,047)	(3,956)
Prepaid expenses and other current assets	613	401
Other assets	146	(504)
Accounts payable, accrued expenses, and other liabilities	300	428
Deferred revenue	10	(346)
Accrued payroll and benefits	(20)	486
Operating lease liabilities	(406)	(392)
Net cash used in operating activities	(14,360)	(18,582)
Cash flows from investing activities:
Purchases of property and equipment	(623)	(5,633)
Proceeds from sale of equipment	48	110
Investment in joint venture	(807)	(2,569)
Net cash used in investing activities	(1,382)	(8,092)
Cash flows from financing activities:
Proceeds from stock option exercise	—	709
Proceeds from issuance of common stock	9,936	16,000
Cost associated with issuance of common stock	(123)	(280)
Payment for taxes related to net share settlement of restricted stock units	(374)	(6)
Proceeds from exercise of stock warrants	10,257	—
Loan repayment	(12,000)	—
Net cash provided by financing activities	7,696	16,423
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(30)	(35)
Net decrease in cash, cash equivalents and restricted cash	(8,076)	(10,286)
Cash, cash equivalents and restricted cash at beginning of period	16,027	33,935
Cash, cash equivalents and restricted cash at end of period	$7,951	$23,649
Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$7,951	$23,149
Restricted cash	—	500
Cash, cash equivalents and restricted cash at end of period	$7,951	$23,649